UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the registrant	☒
Filed by a party other than the registrant	☐

Check the appropriate box:

☒	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to §240.14a-12

POAGE BANKSHARES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

N/A

(2)	Aggregate number of securities to which transactions applies:

N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

N/A

(4)	Proposed maximum aggregate value of transaction:

N/A

(5)	Total fee paid:

N/A

☐	Fee paid previously with preliminary materials:

N/A

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:

N/A

(2)	Form, schedule or registration statement no.:

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(3)	Filing party:

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(4)	Date filed:

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Preliminary Proxy Statement — Subject to Completion

June [•], 2015

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Poage Bankshares, Inc. The Annual Meeting will be held at Ashland Community & Technical College, Technology Conference Room, 1400 College Drive, Ashland, Kentucky 41101 on July 21, 2015, at 10:00 a.m., local time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of Poage Bankshares, Inc. Also enclosed for your review is our 2014 Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance. Our directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.

The business to be conducted at the Annual Meeting consists of (i) the election of three directors, (ii) the consideration of an advisory, non-binding proposal with respect to the executive compensation as described in the Proxy Statement, and (iii) the ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm for the year ending December 31, 2015. The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of Poage Bankshares, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

We believe our current stock price and the continued payment of quarterly dividends are reflective of an increase in shareholder value, and the successful acquisition of Town Square Financial Corporation in 2014 and the recent acquisition of Commonwealth Bank, F.S.B. is reflective of our desire to grow operations and increase profitability. Because of the important role our directors serve in the continuing improvement of the Company’s overall results, and in creating shareholder value, the Board of Directors unanimously recommends a vote “FOR” the election of Darryl E. Akers, Thomas P. Carver II and Daniel King III. In addition, the Board of Directors unanimously recommends a vote “FOR” the non-binding proposal with respect to executive compensation; and “FOR” the ratification of the appointment of Crowe Horwath LLP.

Your vote will be especially important at this year’s Annual Meeting of Stockholders because the Company has received notice that Joseph Stilwell and a group of affiliated entities that he controls (the “Stilwell Group”) intend to nominate one director to the Company’s Board of Directors. The Board of Directors strongly urges you to support the Company’s nominees.

To support the Board’s nominees, please complete, sign and date only the Company’s WHITE proxy card, and return it in the enclosed postage-paid envelope, and do not sign or return any other proxy card sent to you by the Stilwell Group. Please sign and return your WHITE proxy even if you currently plan to attend the Annual Meeting.

You may have received a communication from the Stilwell Group, asking you to return their green proxy card. We urge you to not sign and return the green proxy card. Please return the enclosed WHITE proxy card and discard the green proxy card from the Stilwell Group. If you have already returned the green proxy card from the Stilwell Group, we urge you to change your vote by promptly signing, dating and returning the enclosed WHITE proxy card or voting by telephone or internet using the instructions on the WHITE proxy card. Only the latest dated proxy card or vote you submit will be counted. Your vote is important, regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Our Proxy Statement and the 2014 Annual Report to Stockholders are available at www.proxydocs.com/pbsk.

Sincerely,

Thomas P. Carver II
Chairman of the Board

Preliminary Proxy Statement — Subject to Completion

Poage Bankshares, Inc.
1500 Carter Avenue
Ashland, Kentucky 41101
(606) 324-7196
NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 21, 2015

Notice is hereby given that the Annual Meeting of Stockholders of Poage Bankshares, Inc. will be held at Ashland Community & Technical College, Technology Conference Room, 1400 College Drive, Ashland, Kentucky 41101 on July 21, 2015, at 10:00 a.m., local time.

A WHITE Proxy Card and Proxy Statement for the Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and acting upon:

1.	the election of three directors;
2.	an advisory, non-binding proposal resolution with respect to the executive compensation as described in the proxy statement;
3.	the ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm for the year ending December 31, 2015; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on June 12, 2015 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF POAGE BANKSHARES, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

By Order of the Board of Directors

James W. King
Secretary

Ashland, Kentucky
June [•], 2015

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 21, 2015: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND POAGE BANKSHARES, INC.’S 2014 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT www.proxydocs.com/pbsk.

Preliminary Proxy Statement — Subject to Completion

PROXY STATEMENT

Poage Bankshares, Inc.
1500 Carter Avenue
Ashland, Kentucky 41101
(606) 324-7196

ANNUAL MEETING OF STOCKHOLDERS

July 21, 2015

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Poage Bankshares, Inc. to be used at the Annual Meeting of Stockholders, which will be held at Ashland Community & Technical College, Technology Conference Room, 1400 College Drive, Ashland, Kentucky 41101 on July 21, 2015, at 10:00 a.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about June [•], 2015. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD’S NOMINEES USING THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY OTHER PARTIES.

You may have received a communication from the Stilwell Group, asking you to return their green proxy card. We urge you to not sign and return the green proxy card. Please return the enclosed WHITE proxy card and discard the green proxy card from the Stilwell Group. If you have already returned the green proxy card from the Stilwell Group, you may change your vote by promptly signing, dating and returning the enclosed WHITE proxy card or voting by telephone or internet using the instructions on the WHITE proxy card. Only the latest dated proxy card or vote you submit will be counted.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Poage Bankshares, Inc. will be voted in accordance with the directions given thereon. Please sign and return your WHITE proxy card in the postage paid envelope provided. Where no instructions are indicated on the WHITE proxy card, signed proxies will be voted “FOR” the election of the nominees for director named herein, “FOR” the advisory, non-binding resolution with respect to the executive compensation as described in the proxy statement, and “FOR” the ratification of the appointment of Crowe Horwath, LLP as our independent registered public accountants for the year ending December 31, 2015.

Proxies may be revoked by sending written notice of revocation to the Secretary of Poage Bankshares, Inc. at the address shown above, or by filing a duly executed proxy bearing a later date or by following the internet or phone instructions on the enclosed WHITE proxy card or by voting in person at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to our Secretary prior to the voting of such proxy.

If you have any questions about giving your proxy or require assistance, please call:

Laurel Hill Advisory Group, LLC
2 Robbins Lane, Suite 201
Jericho, New York 11753

For shareholder questions: 888-742-1305
For banks and brokers: 212-933-3100

If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting.

SOLICITATION OF PROXIES; EXPENSES

The cost of soliciting proxies will be borne by the Company. The Company has retained Laurel Hill Advisory Group, LLC (“Laurel Hill”) in conjunction with the Meeting, and will pay a fee not to exceed $32,500, plus reasonable out-of-pocket travel-related expenses, for proxy solicitation services. Laurel Hill expects that approximately 15 of its employees will assist in the solicitation. Our directors and certain executive officers may supplement the proxy solicitor’s solicitation of proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors or employees for such services. Appendix A sets forth information relating to the Company’s directors and employees who are considered “participants” in our solicitation under the rules of the Securities and Exchange Commission (“SEC”). Laurel Hill may ask brokerage houses, banks and other custodians and nominees whether other persons are beneficial owners of the Company’s common stock. If so, the Company will reimburse brokers, banks and other custodians and nominees for their costs of sending our proxy materials to the beneficial owners of our common stock.

As a result of the actions by the Stilwell Group, we estimate we may incur approximately $150,000 of additional expense in furtherance of, and in connection with, the solicitation in excess of that normally spent for an annual meeting, including attorney fees, public relations fees, and printer costs incurred in connection with the preparation and filing of preliminary proxy materials with the SEC and the preparation of additional solicitation materials, and the fees of Laurel Hill, of which we estimate that approximately $30,000 of expense has been incurred to date. However, this estimate does not include the costs represented by salaries and wages of officers and employees of the Company engaged in the solicitation process, costs we would normally incur in an uncontested director election or any costs associated with any potential litigation that may arise in connection with the proxy solicitation. Furthermore, the actual amount of additional expense we may incur could be materially different from what we currently estimate, depending on possible actions that might be taken by the Stilwell Group in connection with this proxy contest.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Except as otherwise noted below, holders of record of Poage Bankshares, Inc.’s shares of common stock, par value $0.01 per share, as of the close of business on June 12, 2015 are entitled to one vote for each share then held. As of June 12, 2015, there were 3,952,944 shares of common stock issued and outstanding, including 166,221 shares of common stock issued to former members of Commonwealth Bank, F.S.B in connection with the acquisition of Commonwealth Bank, F.S.B.

Change in Name of Bank Subsidiary

Following the acquisition of Town Square Financial Corporation and Town Square Bank on March 18, 2014, Home Federal Savings and Loan Association changed its name to Town Square Bank on June 17, 2014. In this proxy statement, we refer to “Town Square Bank (f/k/a Home Federal Savings and Loan Association)” generally when discussing events occurring at Poage Bankshares, Inc. and its subsidiary prior to the acquisition, and we refer to “Town Square Bank” generally when discussing events occurring at Town Square Financial Corporation and its subsidiary prior to the acquisition, or events occurring at the combined entity subsequent to the acquisition.

Principal Holders

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of June 12, 2015, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers and the Home Federal Savings and Loan Association Employee Stock Ownership Plan is 1500 Carter Avenue, Ashland, Kentucky 41101.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1),(2)		Percent of Shares of Common Stock Outstanding
Five Percent Stockholders
Home Federal Savings and Loan Association ESOP	269,688		6.82%
Joseph Stilwell	374,708	(3)	9.48%
Stilwell Partners, L.P.
Stilwell Value LLC
Stilwell Value Partners II, L.P.
Stilwell Value Partners V, L.P.
Stilwell Value Partners VII, L.P
Stilwell Activist Fund, L.P.
Stilwell Activist Investments, L.P. 111 Broadway, 12th Floor New York, New York 10006
Ithan Creek Master Investors (Cayman), L.P.	316,309	(4)	8.00%
Wellington Hedge Management, LLC c/o Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210
Terry Maltese	227,500	(5)	5.75%
150 East 52nd Street, 30th Floor New York, New York 10022
Directors and Executive Officers
Ralph E. Coffman, Jr., President, Chief Executive Officer and Director	40,778	(6)	1.03%
Darryl E. Akers, Director	10,633	(7)	*
Thomas Burnette, Vice Chairman of the Board	77,760		1.97%
Thomas P. Carver II, Chairman of the Board	43,200	(8)	1.09%
Everett B. Gevedon, Director	42,894	(9)	1.08%
Daniel King III, Director	7,781	(10)	*
Stuart N. Moore, Director	47,937	(11)	1.21%
Charles W. Robinson, Director	44,887	(12)	1.13%
John C. Stewart, Jr., Director	57,386	(13)	1.45%
James W. King, Executive Vice President, Chief Information Officer and Secretary	30,515	(14)	*
Jane Gilkerson, Executive Vice President and Chief Financial Officer	2,888	(15)	*
Miles R. Armentrout, Executive Vice President and Chief Credit Officer	17,241	(16)	*
Bruce Van Horn, Executive Vice President(19)	28,255	(17)	*
Jeffery W. Clark, Senior Vice President and Controller	15,910	(18)	*
All directors and executive officers as a group (14 persons)	468,065		11.62%

*	Less than 1%.
(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)	As of the voting record date. An aggregate of 43,841 shares held in our employee stock ownership plan have been allocated to participant accounts. The trustee will vote the unallocated stock in proportion to the voting instructions received from plan participants with respect to the allocated shares.
(3)	Based on a Schedule 13D filed with the Securities and Exchange Commission on February 27, 2015.
(4)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2014.
(5)	Based on a Schedule 13D filed with the Securities and Exchange Commission on April 14, 2014.
(6)	Includes 4,250 shares held by an IRA for the benefit of Mr. Coffman, 11,870 unvested shares of restricted stock and options to purchase 23,000 shares of stock that have vested or will vest within 60 days of the record date.
(7)	Includes 2,135 shares held by our employee stock ownership plan, 2158 unvested shares of restricted stock and options to purchase 4,800 shares of stock that have vested or will vest within 60 days of the record date.
(8)	Includes 15,000 shares held by Mr. Carver’s wife, over which Mr. Carver is deemed to have shared voting and dispositive power together with his wife, 6,475 unvested shares of restricted stock and options to purchase 4,800 shares of stock that have vested or will vest within 60 days of the record date.
(9)	Includes 15,000 shares held by the estate of Mr. Gevedon’s mother of which Mr. Gevedon is the executor, over which Mr. Gevedon is deemed to have voting and dispositive power, 6,475 unvested shares of restricted stock and options to purchase 4,800 shares of stock that have vested or will vest within 60 days of the record date.
(10)	Includes 493 shares held by Mr. King’s wife, 3,543 shares held jointly with Mr. King’s wife, 3,492 shares held jointly with Mr. King’s wife and daughter, and 198 shares held in an IRA for the benefit of Mr. King’s wife, over all of which Mr. King has shared voting and dispositive power together with his wife and daughter.
(11)	Includes 15,000 shares held by Mr. Moore’s wife, over which Mr. Moore is deemed to have shared voting and dispositive power together with his wife, 6,475 unvested shares of restricted stock and options to purchase 4,800 shares of stock that have vested or will vest within 60 days of the record date.
(12)	Includes 15,000 shares held by Mr. Robinson’s wife, over which Mr. Robinson is deemed to have shared voting and dispositive power together with his wife, 6,475 unvested shares of restricted stock and options to purchase 4,800 shares of stock that have vested or will vest within 60 days of the record date.
(13)	Includes 11,460 shares held by Scorpio Assurance, a company controlled by Mr. Stewart, over which Mr. Stewart is deemed to have voting and dispositive power, 500 shares held by the John C. Stewart, Jr. Living Trust, for which Mr. Stewart serves as trustee, and 44,933 shares held by the John C. Stewart, Jr. and Mary Patricia Stewart Living Trust, for which Mr. Stewart serves as trustee.
(14)	Includes 1,415 shares held by our employee stock ownership plan, 7,554 unvested shares of restricted stock and options to purchase 5,000 shares of stock that have vested or will vest within 60 days of the record date.
(15)	Includes 34 shares held jointly with Ms. Gilkerson’s husband, over which Ms. Gilkerson is deemed to have shared voting and dispositive power, and 2,854 shares held in an IRA for the benefit of Ms. Gilkerson.
(16)	Includes 9,443 unvested shares of restricted stock and options to purchase 5,000 shares of stock that have vested or will vest within 60 days of the record date.
(17)	Includes 18,450 shares held jointly with Mr. Van Horn’s wife, over which Mr. Van Horn is deemed to have shared voting and dispositive power, and 5,805 shares held by an IRA for the benefit of Mr. Van Horn and options to purchase 4,000 shares of stock that have vested or will vest within 60 days of the record date.
(18)	Includes 7,554 unvested shares of restricted stock and options to purchase 4,900 shares of stock that have vested or will vest within 60 days of the record date.

Quorum

The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

Limitations on Voting

In accordance with the provisions of our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. Our Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to us to enable the Board of Directors to implement and apply the Limit.

Method of Counting Votes

As to the election of directors, the WHITE Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR ALL NOMINEES proposed by the Board, to WITHHOLD AUTHORITY FOR ALL NOMINEES or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.

In voting on the advisory, non-binding resolution with respect to our executive compensation, a stockholder may: (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on the proposal. To approve the proposal, the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, without regard to broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required to approve this non-binding resolution. While this vote is required by law, it will neither be binding on us or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on us or the Board of Directors.

As to the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, without regard to broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the ratification of Crowe Horwath LLP as the independent registered public accounting firm for the year ending December 31, 2015.

In the event at the time of the Meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the Meeting may be adjourned in order to permit the further solicitation of proxies.

Proxies solicited hereby will be returned to us and will be tabulated by IVS Associates, Inc., the inspector of election designated by our Board of Directors.

IF YOU HAVE ALREADY RETURNED A GREEN PROXY CARD TO THE STILWELL GROUP, WE URGE YOU TO CHANGE YOUR VOTE BY SIGNING, DATING, AND RETURNING THE ENCLOSED WHITE PROXY CARD TO SUPPORT THE BOARD’S NOMINEES.

Participants in the Home Federal Savings and Loan Association ESOP and Holders of Non-Vested Restricted Stock

Participants in the Home Federal Savings and Loan Association Employee Stock Ownership Plan (the “ESOP”) will receive a WHITE Vote Authorization Form for the ESOP that reflects all of the shares the participant may direct the trustees to vote on his or her behalf under the plan. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of Company common stock allocated to his or her account. The ESOP trustee will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.

You may have received a communication from the Stilwell Group, asking you to return a green vote authorization form for the ESOP vote. We urge you to not sign and return the green vote authorization form. Please return the enclosed WHITE ESOP Vote Authorization Form and discard the green vote authorization form from the Stilwell Group. If you have already returned the green vote authorization form from the Stilwell Group, we urge you to change your vote by promptly signing, dating and returning the enclosed WHITE ESOP Vote Authorization Form or voting by telephone or internet using the instructions on the WHITE ESOP Vote Authorization Form. Only the latest dated vote authorization form or vote you submit will be counted. The deadline for returning your WHITE ESOP or 401(k) Plan Vote Authorization Form is Tuesday, July 14, 2015 at 5:00 p.m. Kentucky Time. Telephonic and internet voting cutoff is 5:00 p.m. Kentucky Time.

Pursuant to the terms of the Poage Bankshares, Inc. 2013 Equity Incentive Plan, a participant is entitled to direct how to vote the non-vested restricted shares of Poage Bankshares, Inc. awarded to him or her.

PROPOSAL I — ELECTION OF DIRECTORS

Our Board of Directors is comprised of nine members. Our Bylaws provide that directors are divided into three classes, with one class of directors elected annually. Our directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Three directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Nominating Committee of the Board of Directors has nominated the following persons to serve as directors for three-year terms: Darryl E. Akers, Thomas P. Carver II and Daniel King III. Each of Messrs. Akers, Carver and King is currently a director of Poage Bankshares, Inc. Mr. King was appointed to the Board of Directors on March 17, 2015 to fill the vacancy created by the death of J. Thomas Rupert in November, 2014. Messrs. Akers, Carver and King have agreed to serve, if elected, and have consented to being named in this proxy statement. The Board believes that all of the nominees possess the background and experience that make them valuable contributors to the success of the Company. Messrs. Akers, Carver and King have long standing ties to the local community that we have historically served and extensive knowledge of the needs of our current customers. The Board further believes that Messrs. Akers and Carver have contributed to the successful implementation of our business plan and the continuing improvement in the Company’s operating results, and that Mr. King’s significant experience in the practice of law will lend a valuable perspective to strategic and operational imperatives, and that, accordingly, he will be integral to the ongoing success of Poage Bankshares, Inc. Accordingly, the Board strongly urges you to support the Company’s nominees, and recommends a vote “FOR” the election of the nominees.

The table below sets forth certain information regarding the nominees, the other current members of our Board of Directors, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. There are no arrangements or understandings between any of the nominees and any other person pursuant to which the nominees were selected.

Name	Position(s) Held With Poage Bankshares, Inc.	Age(1)	Director Since(2)	Current Term Expires
NOMINEES
Darryl E. Akers	Director	63	1991	2015
Thomas P. Carver II	Chairman of the Board	64	2006	2015
Daniel King III(3)	Director	65	2015	2015
CONTINUING DIRECTORS
Stuart N. Moore	Director	57	2005	2017
Charles W. Robinson	Director	69	1996	2017
Thomas Burnette(3)	Vice Chairman of the Board	65	2014	2017
Ralph E. Coffman, Jr.	President and Chief Executive Officer and Director	63	2013	2016
Everett B. Gevedon	Director	57	1998	2016
John C. Stewart, Jr.(3)	Director	68	2014	2016
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Jane Gilkerson	Executive Vice President and Chief Financial Officer	53	N/A	N/A
Bruce Van Horn(4)	Executive Vice President	60	N/A	N/A
Jeffery W. Clark	Senior Vice President and Controller	56	N/A	N/A
Miles R. Armentrout	Executive Vice President and Chief Credit Officer	58	N/A	N/A
James W. King	Executive Vice President, Chief Information Officer and Secretary(5)	56	N/A	N/A

(1)	As of December 31, 2014.
(2)	Includes service with Poage Bankshares, Inc. and Town Square Bank (f/k/a Home Federal Savings and Loan Association) prior to the name change.
(3)	Mr. D. King was appointed by the Board of Directors on March 17, 2015 to fill the vacancy created by the death of J. Thomas Rupert in November, 2014. In accordance with the Bylaws of Poage Bankshares, Inc., Mr. D. King was appointed to for the remainder of the full term of the class of directors in which Mr. Rupert was then serving, which term was set to expire at the 2015 Annual Meeting of Stockholders.
(3)	Prior to their appointment in 2014 in connection with the acquisition of Town Square Financial Corporation, each of Messrs. Burnette and Stewart had served as a director of Town Square Financial Corporation and Town Square Bank since 2011.
(4)	Mr. Van Horn also serves as President of Town Square Bank, and has served in that capacity since 2014. Mr. Van Horn is currently a director of Town Square Bank (f/k/a Home Federal Savings and Loan Association). He served as a director of Town Square Bank from 2000 until the acquisition by Poage Bankshares, Inc. in 2014, and was appointed as director of Town Square Bank (f/k/a Home Federal Savings and Loan Association) in December, 2014. His current term as director of Town Square Bank expires in 2015.
(5)	Mr. J. King is currently a director of Town Square Bank (f/k/a Home Federal Savings and Loan Association), and has served in that capacity since 1997. His current term as director of Town Square Bank expires in 2015.

The biographies of each of the nominees, continuing board members and executive officers are set forth below. With respect to directors and nominees, the biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating Committee to determine that the person should serve as a director. Directors of Town Square Bank are elected on an annual basis by Poage Bankshares, Inc. as the sole stockholder of Town Square Bank. Each director of Poage Bankshares, Inc., except for Messrs. Akers and D. King, is also a director of Town Square Bank.

Director Nominees

Darryl E. Akers is a director. Mr. Akers has served as a director of Town Square Bank (f/k/a Home Federal Savings and Loan Association) since 1991. He served as President and Chief Executive Officer or Co-President and Co-Chief Executive Officer from 1997 until his retirement in May 2012. He held several positions from 1973 through 1997, including President, Vice President, loan officer and controller. Mr. Akers was selected to serve as a director of Poage Bankshares, Inc. because his extensive experience in a variety of roles at Town Square Bank, including as senior loan officer, provides a broad and unique perspective on the challenges facing our organization and our business strategies and operations.

Thomas P. Carver II was appointed as Chairman of the Board of Directors in December 2014 following the death of our former Chairman J. Thomas Rupert. He is currently a partner in Cascar Properties, an Ohio partnership formed in 1990 for the purpose of managing real estate properties. He previously served, until his retirement in 2012, as President of Light Express, Inc., a federal motor carrier and licensed transportation company in Ashland, Kentucky (since 1997), President of Cascar Management & Leasing Corp., a management and equipment leasing company in Ashland, Kentucky (since 1993), and President of Light Logistics, Inc., a transportation brokerage and logistics provider in Ashland, Kentucky (since 1993). Mr. Carver has served as a director of Town Square Bank (f/k/a Home Federal Savings and Loan Association) since 2006, and was selected to serve as director of Poage Bankshares, Inc. because his extensive experience as president of several different businesses provides a broad and unique perspective on the challenges facing the senior management of our organization and our business strategies and operations.

Daniel King III is a director. He was appointed as a director effective March 17, 2015 to fill the vacancy resulting from J. Thomas Rupert’s death in November, 2014. Mr. King has practiced law as a solo practitioner in Catlettsburg, Kentucky since 1978. He is also the Assistant Attorney for Boyd County, a position he has held since 1985. Mr. King holds a bachelor’s degree from the University of Kentucky and a JD from the University of Kentucky College of Law. Mr. King was appointed to the board of directors because his extensive experience as a business attorney provides a unique perspective on our business and operations, and because his client service and community service provide insight into the needs of members of our community, particularly in the Catlettsburg area into which the Company recently expanded.

Directors

Stuart N. Moore, DMD is a director. He retired from dentistry in 2006 after practicing for twenty-five years at Dr. Stuart N. Moore PSC in Ashland, Kentucky. He has served as President of Jasmine Properties LLC in Ashland, Kentucky, which owns and manages residential and commercial rental properties, since 1982. Dr. Moore obtained his real estate sales license in 1993 and was listed as a part-time real estate agent for various real estate agencies in Ashland, Kentucky until placing his license in an inactive escrow status in 2013. Dr. Moore has served on the board of directors of Town Square Bank (f/k/a Home Federal Savings and Loan Association) since 2005, and was selected to serve as a director of Poage Bankshares, Inc. because his knowledge of real estate value from construction, comparable sales and income approaches are helpful in evaluating loan approvals, as well as experience reviewing financial statements.

Charles W. Robinson is a director. He is a certified public accountant who has worked extensively with businesses operating in our community. Mr. Robinson has worked in public accounting since 1973, and has been employed at Charles W. Robinson P.S.C. CPA in Ashland, Kentucky since 1984. Mr. Robinson performed the audit of Home Federal Savings and Loan Association prior to becoming a director in 1996. Mr. Robinson has served as a director of Town Square Bank (f/k/a Home Federal Savings and Loan Association) since 1996, and was selected to serve as a director of Poage Bankshares, Inc. because his experience in public accounting and real estate provides a broad and unique perspective on the challenges facing our organization and our business strategies and operations, and because his experience as a certified public accountant provides unique insight into our financial accounting practices and procedures, financial reporting and our relationship with our auditors.

Thomas Burnette is Vice Chairman of the Board of Directors. He was appointed as a director in March 2014 in connection with the acquisition of Town Square Financial Corporation and Town Square Bank after serving on the boards of directors of those institutions since 2011, and was appointed as Vice Chairman of the Board of Directors in December, 2014. Mr. Burnette has been the President and Owner of Ashland Office Supply, Inc., an office supply retailer in Ashland, Kentucky, since 1978. He is a graduate of Morehead State University. Mr. Burnette has served in a variety of capacities at civic and community organizations in Boyd County, including the Ashland Kiwanis Club, Ashland National Little League, United Way of Boyd and Greenup Counties, King’s Daughters’ Health Foundation, Community Hospice, the YMCA, the Boyd County Public Library, Junior Achievement of the Ohio Valley, ACC Entrepreneur Center, the Ashland Planning Commission, the Woodlands Foundation and the Kentucky Heart Institute and Kingsbrook Lifecare Center. He has also previously served as a director of the Bank of Ashland and Fifth-Third Bank of Ashland. Mr. Burnette was selected to serve as a director of Poage Bankshares because his extensive involvement in the management of a local business provides insight as to the lending needs of owners and operators of small businesses in our market area, and because his prior service on the board of directors of other financial institutions with operations in our market area, as well as his experience with the Town Square acquisition, will provide insight into the integration of Commonwealth Bank F.S.B. into our operations. In addition, his extensive community service will be beneficial to Town Square Bank’s operations.

Ralph E. Coffman, Jr. has served as President and Chief Executive Officer of Poage Bankshares, Inc. and Chief Executive Officer of Town Square Bank (f/k/a Home Federal Savings and Loan Association) since 2012. He has been employed in the community banking industry since 1971. Most recently, he served as President, Chief Operating Officer and Interim Chief Executive Officer of First Security Group, Chattanooga, Tennessee from 2010 to 2012, as President of State of Ohio total banking operations of WesBanco Bank, Cincinnati, Ohio from 2007 to 2009, and in a variety of positions, including President and Chief Executive Officer, Chief Administrative Officer and Area President and Branch Administrator at Oak Hill Financial, Inc., Jackson, Ohio, and its subsidiaries from 1996 to 2007. Mr. Coffman was selected to serve as a director because his extensive experience in the banking industry in our market area provides a broad and unique perspective on the challenges facing our organization and our business strategies and operations, and because his involvement in community organizations and trade associations are beneficial to Town Square Bank’s lending operations.

Everett B. Gevedon, MD is a director. He is President and Chief Executive Officer of Family Allergy Services, Inc. in Ashland, Kentucky, a position he has held for 23 years. Dr. Gevedon is a founding member and past Chairman of the Ashland Alliance, the new Chamber of Commerce and Economic Development serving a two-county area. He also served as Chairman of the City of Ashland’s Economic Development Board for five years. His other community service and business activities include current service on the Ashland City Park Board and the Boyd County Board of Health. Dr. Gevedon has previously served as Chairman of the Ashland Tourism Commission and as a board member of the Ashland Community College Foundation and the Highlands Museum and Discovery Center. Dr. Gevedon has served as a director of Town Square Bank (f/k/a Home Federal Savings and Loan Association) since 1998. He was selected to serve as a director of Poage Bankshares, Inc. because his long experience as President and Chief Executive Officer of a small business provides insight with respect to the lending needs of owners and operators of small businesses in our market area. Further, his extensive experience on area economic development boards provides insight into economic conditions and business development projects within our market area, as well as contacts with area commercial loan prospects.

John C. Stewart, Jr. is a director. He was appointed in March 2014 in connection with the acquisition of Town Square Financial Corporation and Town Square Bank after serving on the boards of directors of those institutions since 2011. He retired as President of Big Sandy Furniture, Inc., a furniture retailer in Ashland, Kentucky, in April 2010 after dedicating 42 years to the company where he began his career in 1968 as a salesperson. Mr. Stewart is a life-long resident of Ashland, Kentucky and he graduated from the University of Kentucky with a B.S. in Business/Economics. Mr. Stewart previously served on the Board of Directors for Community Trust and National City Bank. Mr. Stewart is very active in civic and educational organizations within Boyd County, including service on the Executive Committee of KDMC, as Chairman of the Board of ACTC, and as Financial Secretary of Holy Family Church and School. Mr. Stewart was selected to serve as a director of Poage Bankshares, Inc. because his extensive involvement in the management of a local business provides insight as to the lending needs of owners and operators of small businesses in our market area, and because his prior service on the board of directors of Town Square, as well as his experience with the Town Square acquisition, will provide insight into the integration of Commonwealth Bank, F.S.B into our operations.

Proxy Contest

Joseph Stilwell and a group of affiliated entities that he controls (the “Stilwell Group”) has notified the Company that they intend to nominate one person for election as a director at the Annual Meeting. Accordingly, there may be four nominees for election to the Board, but only three nominees will be elected. The Stilwell Group consists of Stilwell Value Partners II, L.P., Stilwell Value Partners V, L.P., Stilwell Value Partners VII, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC, and Mr. Joseph Stilwell. No other nominations of persons for election as directors of the Company were submitted to the Company pursuant to the advance notice provisions of the Company’s bylaws.

The Stilwell Group has filed preliminary proxy material with the SEC to solicit proxies in support of its candidate. The Stilwell Group’s candidate has NOT been endorsed by our Board of Directors. We are not responsible for the accuracy of any information provided by or relating to the Stilwell Group contained in any proxy solicitation materials filed or to be filed or disseminated by, or on behalf of, the Stilwell Group or any other statements that the Stilwell Group may otherwise make.

We urge you to elect the directors recommended by the Board, by completing the attached WHITE proxy card and returning it in the enclosed postage-paid envelope. The Board recommends that you DO NOT sign or return any proxy card that may be sent to you by the Stilwell Group or anyone else. Voting against another person’s nominees on a proxy card sent to you by that person is not the same as voting for the Board’s nominees, because a vote against another person’s nominees on its proxy card will revoke any previous proxy submitted by you. If you have previously submitted the green proxy card to the Stilwell Group, we urge you to revoke that proxy by voting in favor of the Board’s nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

Executive Officers Who Are Not Directors

Bruce Van Horn was appointed as Executive Vice President of Poage Bankshares, Inc. and President of Town Square Bank (f/k/a Home Federal Savings and Loan Association) in March 2014. He is also a member of the board of directors of Town Square Bank (f/k/a Home Federal Savings and Loan Association), to which he was appointed in December 2014. Previously, he served as President, Chief Executive Officer and Chairman of the Board of Town Square Financial Corporation and Town Square Bank. Mr. Van Horn has worked in the financial industry since 1987. He began his banking career with Third National Bank serving as Vice President and Branch Administrator where he was responsible for seven branches in the Boyd and Greenup County markets. Mr. Van Horn was one of the founders of Town Square Bank and held the position of Executive Vice President and Chief Operations Officer. In July of 2001, he was promoted to President and Chief Executive Officer and later named Chairman of the Board. Mr. Van Horn’s educational background includes an associate degree in chemistry from the University of Kentucky, a Bachelor of Business Administration from Marshall University, and an MBA from Morehead State University. He has also graduated from the Kentucky School of Banking at the University of Louisville and the Graduate School of Banking at Louisiana State University. Mr. Van Horn is very active in several not-for profit organizations within Boyd County, and currently is an officer within those organizations.

Jane Gilkerson was appointed as Executive Vice President and Chief Financial Officer of Poage Bankshares, Inc. and Town Square Bank (f/k/a Home Federal Savings and Loan Association) in March 2014, after serving as Senior Vice President and Chief Financial Officer of Town Square Financial Corporation and Town Square Bank since February 2003. Previously, Ms. Gilkerson worked for Hayflich & Steinberg CPA in Huntington, West Virginia from February 2000 to February 2003. Prior to entering public accounting, Ms. Gilkerson worked in the banking industry since 1979, including as internal auditor at Matewan National Bank in Matewan, West Virginia and controller of First Bank of Ceredo in Ceredo, West Virginia. From 1996 to February 2000, Ms. Gilkerson served as Chief Financial Officer of First Sentry Bank in Huntington, West Virginia where she assisted in the opening of the de novo bank. She is a Certified Public Accountant licensed to practice in West Virginia. She holds a Bachelor of Business Administration in Accounting from Marshall University. Ms. Gilkerson currently serves as Treasurer for Hope’s Place, a not-for-profit organization, in Ashland, Kentucky.

Jeffery W. Clark is Senior Vice President and Controller of Poage Bankshares, Inc. and Town Square Bank (f/k/a Home Federal Savings and Loan Association). He served as Chief Financial Officer from September 2011 until March 2014, after serving as Senior Accountant since July 2011. He previously served as Vice President and Chief Financial Officer of Ohio River Bank, Ironton, Ohio since July 2007. Prior to his employment with Ohio River Bank, he served as Deputy Treasurer with the Lawrence County, Ohio Treasurers Office since March 2006. Prior to his employment with the County Treasurers Office, Mr. Clark served as Southeastern Ohio Market Area President for Classic Bank, Ashland, Kentucky since May 2003. Prior to this position, Mr. Clark served as Controller of First Federal Savings Bank of Ironton, Ohio since September 1986 and Chief Financial Officer of its holding company, First Federal Financial Bancorp of Ironton, Ohio, since 1996.

Miles R. Armentrout was appointed Executive Vice President and Chief Credit Officer of Poage Bankshares, Inc. and Town Square Bank (f/k/a Home Federal Savings and Loan Association) in June 2012. He previously served as Senior Vice President and Senior Loan Officer of Farmers and Merchants Bank, Miamisburg, Ohio since 2011. Prior to his employment with Farmers and Merchants Bank, he served as Executive Vice President and Senior Commercial Banking Officer with WesBanco Bank, Wheeling, West Virginia since 2007 and Executive Vice President and Chief Lending Officer for Oak Hill Banks, Jackson, Ohio since 2005. Prior to this position, he served as Regional President for the Western Ohio markets since 2003 and Senior Vice President and Senior Loan Officer of Oak Hill subsidiary bank, Towne Bank, Cincinnati, Ohio since 2001. Mr. Armentrout served as Regional Executive of Sky Bank, Bowling Green, Ohio since 1999 and as a Vice President and Commercial Loan Officer for Mid-American Bank and Trust Company, Bowling Green, Ohio since 1993. Prior to that position, he served in various lending management and commercial lending positions with Farmers Banking Company, Lakeview, Ohio and BancOhio National Bank, Columbus, Ohio since 1978.

James W. King currently serves as Executive Vice President, Chief Information Officer and Secretary. He has also served as a member of the board of directors of Town Square Bank (f/k/a Home Federal Savings and Loan Association) since 1997. Mr. King has been employed by Town Square Bank (f/k/a Home Federal Savings and Loan Association) since 1983, and has held several positions prior to being named Executive Vice President in 1997 and adding the title of Chief Information Officer in 2010.

Board Independence

The Board of Directors has determined that each of Poage Bankshares, Inc.’s directors, with the exception of Messrs. Akers and Coffman, is “independent” as defined in Rule 4200(a)(15) of the listing standards of the NASDAQ Stock Market. Mr. Akers is not independent by virtue of his employment as Co-President and Co-Chief Executive Officer within the past three years, and Mr. Coffman is not independent by virtue of his current employment as President and Chief Executive Officer.

In determining the independence of the other directors, the Board of Directors considered the following facts, which are not required to be disclosed under “Transactions With Certain Related Persons” pursuant to applicable SEC rules: that during the fiscals years ended December 31, 2014, 2013 and 2012, Town Square Bank (f/k/a Home Federal Savings and Loan Association and including Town Square Bank for periods prior to the acquisition in 2014) paid $25,699, $117,554, and $26,000, respectively, for office furniture and supplies to Ashland Office Supplies, a company of which Director Thomas Burnette is President and owner. The Board of Directors determined that the payment of market prices for office furniture and supplies does not interfere with Mr. Burnette’s exercise of independent judgment in carrying out his responsibilities as a director.

Board Leadership Structure and Risk Oversight

To assure effective and independent oversight of management, the Board of Directors separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between these two roles in management of the Company. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board. The Chairman of the Board is an independent, non-management role. In addition, to minimize the risk involved with having our President and Chief Executive Officer serve on the Board of Directors, the independent directors meet in executive sessions periodically to discuss certain matters such as our independent audit and internal controls. We believe our structure is appropriate given the relatively small size and simple operating philosophy of our organization.

The Board of Directors is actively involved in oversight of risks that could affect Poage Bankshares, Inc. This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Poage Bankshares, Inc. and Town Square Bank, as well as through internal and external audits. Risks relating to the direct operations of Town Square Bank are further overseen by the Board of Directors of Town Square Bank, which includes two additional experienced directors: James W. King, who also serves as our Chief Information Officer, and Bruce Van Horn, who also serves as President of Town Square Bank. The Board of Directors of Town Square Bank also has additional committees that conduct risk oversight separate from Poage Bankshares, Inc. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended December 31, 2014, no executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis.

Code of Ethics

Poage Bankshares, Inc. has adopted a Code of Ethics that is applicable to its senior financial officers, including the principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions. We have posted this Code of Ethics on our Internet website at www.townsquarebank.com.

Attendance at Annual Meetings of Stockholders

Poage Bankshares, Inc. does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. All of our directors who were serving at the time of the 2014 annual meeting of stockholders attended that meeting.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Poage Bankshares, Inc., 1500 Carter Avenue, Ashland, Kentucky 41101, Attention: Secretary. The letter should indicate that the sender is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Secretary may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed. The Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Meetings and Committees of the Board of Directors

The business of Poage Bankshares, Inc. is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the NASDAQ Stock Market) meet in executive sessions. The standing committees of the Board of Directors of Poage Bankshares, Inc. are the Audit, Compensation and Nominating Committees.

The Board of Directors held 12 regular meetings, seven special meetings and one annual meeting during the year ended December 31, 2014. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees on which he served (during the periods that he served).

Audit Committee.  The Audit Committee is comprised of Directors Burnette, Carver, Gevedon, Stewart and Robinson, each of whom is “independent” in accordance with applicable SEC rules and Nasdaq listing standards. Mr. Robinson serves as chair of the Audit Committee. The Audit Committee also serves as the audit committee of the board of directors of Town Square Bank. The Board of Directors has determined that Mr. Robinson qualifies as an “audit committee financial expert” as defined under applicable SEC rules because Mr. Robinson is a certified public accountant and has nearly 40 years of public accounting experience. In addition, each Audit Committee member has the ability to analyze and evaluate our financial statements as well as an understanding of the Audit Committee’s functions. In addition, each Audit Committee member has overseen and assessed the finances and financial reporting of various businesses that they own or with which they have been employed.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our Internet website at www.townsquarebank.com. As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial records and affairs of Poage Bankshares, Inc. and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. The Audit Committee met six times during the year ended December 31, 2014.

Nominating Committee.  The Nominating Committee is comprised of Directors Burnette, Carver, Gevedon, Moore and Robinson, each of whom is independent in accordance with applicable SEC rules and Nasdaq listing standards. Mr. Moore serves as chair and Mr. Gevedon serves as vice-chair of the Nominating Committee. The Nominating Committee operates under a written charter which is available on our Internet website at www.townsquarebank.com. The Nominating Committee met three times during the year ended December 31, 2014.

The Nominating Committee does not have a formal policy or specific guidelines regarding diversity among board members. However, the Nominating Committee seeks members who represent a mix of backgrounds that will reflect the diversity of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. As the holding company for a community bank, the Nominating Committee also seeks directors who can continue to strengthen Town Square Bank’s position in its community and can assist Town Square Bank with business development through business and other community contacts. The Nominating Committee considers the following criteria in evaluating and selecting candidates for nomination:

•	the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board of Directors;
•	the candidate’s relevant financial, regulatory and business experience and skills, including knowledge of the banking and financial services industries, familiarity with the operations of public companies and the ability to read and understand financial statements;
•	the candidate’s familiarity with the Poage Bankshares, Inc.’s market areas, participation in local business, civic, or charitable organizations, and ties to local businesses;
•	the candidate’s personal and professional integrity, honesty and reputation;
•	the candidate’s ability to represent the best interests of Poage Bankshares, Inc. and its stockholders, including potential for conflicts of interest with the candidate’s other endeavors;
•	the candidate’s ability to devote sufficient time and energy to perform his or her duties, including the ability to attend meetings;
•	whether or not the candidate would be independent under applicable SEC rules and Nasdaq listing standards for purposes of service on the Board of Directors or on any particular committee; and
•	any other factors that the Nominating Committee deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of Poage Bankshares, Inc.’s stockholders, employees, customers and communities, the current composition and size of the Board of Directors, the balance of management and independent directors.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Poage Bankshares, Inc.’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Nominating Committee decides not to re-nominate a member for re-election, the Nominating Committee would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

In accordance with our Bylaws, a person is not eligible for election or appointment to the Board of Directors: (a) if such person has been the subject of supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. §1818(u), or any successor provision; (b) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; (c) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime; or (d) if such person did not, at the time of his first election or appointment to the Board of Directors maintain his principal residence within ten miles of an office of Poage Bankshares, Inc. or any subsidiary thereof for a period of at least one year prior to the date of his purported election or appointment to the Board of Directors, provided that clause (d) shall not apply to full time employees of Poage Bankshares, Inc. or any of its subsidiaries. No person may serve on the Board of Directors and at the same time be a director or officer of a co-operative bank, credit union, savings bank, savings and loan association, trust company, bank holding company or banking association (in each case whether chartered by a state, the federal government or any other jurisdiction), other than of a subsidiary of Poage Bankshares, Inc., that engages in business activities or solicits customers, whether through a physical presence or electronically, in the same market area as Poage Bankshares, Inc. or any of its subsidiaries. No person shall be eligible for election or appointment to the Board of Directors if such person is the nominee or representative, as that term is defined in the regulations of the Board of Governors of the Federal Reserve System, 12 C.F.R §212.2(n), of a company the directors, partners, trustees or 10% stockholders of which would not be eligible for election or appointment to the Board of Directors under the foregoing restrictions. The Board of Directors has the power to construe and apply foregoing restrictions and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a person, a company or a group, whether a person or company is included in a group, and whether a person is the nominee or representative of a group acting in concert. In addition, no person shall be eligible for election, reelection, appointment or reappointment to the Board of Directors if, at the time of such election, reelection, appointment or reappointment, such person shall have attained the age of 70.

During the year ended December 31, 2014 we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

The Nominating Committee may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Secretary at 1500 Carter Avenue, Ashland, Kentucky 41101. In order for the Nominating Committee to consider a candidate suggested by a stockholder, the Secretary must receive a submission not less than 150 days prior to the anniversary of the prior year’s annual meeting. The submission must include the following:

•	the name, age, personal and business address of the candidate, the principal occupation or employment of the candidate;
•	a statement of the candidate’s business and educational experience;
•	such other information regarding the candidate as would be required to be included in Poage Bankshares, Inc.’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A;
•	the candidate’s written consent to serve as a director;
•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating Committee;

•	the name and address of the stockholder, and the number of shares of Poage Bankshares, Inc.’s common stock that are held of record by such stockholder; and
•	a statement disclosing whether the stockholder is acting with or on behalf of any other person, and, if applicable, the identity of such other person.

Submissions that are received and that satisfy the above requirements are forwarded to the Nominating Committee for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

It is important to distinguish between the recommendations of nominees by stockholders pursuant to this policy from a nomination (whether by proxy solicitation or in person at a meeting) by a stockholder. Stockholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of Poage Bankshares, Inc. See “Stockholder Proposals and Nominations.”

Compensation Committee.  The Compensation Committee is comprised of Directors Burnette, Carver, Moore, Robinson and Stewart, each of whom is independent in accordance with applicable SEC rules and Nasdaq listing standards. Mr. Stewart serves as chair of the Compensation Committee. No member of the Compensation Committee is a current or former officer or employee of Poage Bankshares, Inc., Home Federal Savings and Loan Association, Town Square Financial Corporation or Town Square Bank. The Compensation Committee also serves as the compensation committee of the board of directors of Town Square Bank. The Compensation Committee met seven times during the year ended December 31, 2014.

The Compensation Committee is responsible for establishing the compensation philosophy, developing compensation guidelines, establishing (or recommend to the entire Board of Directors) the compensation of the Chief Executive Officer and the other senior executive officers. No executive officer who is also a director participates with respect to decisions on his compensation. The Compensation Committee will also administer any stock-based incentive or compensation plan that Poage Bankshares, Inc. may adopt in the future. In addition, during the fiscal year ended December 31, 2014, the Compensation Committee retained Blanchard Consulting to provide recommendations with respect to an incentive plan.

The Compensation Committee operates under a written charter which is available on our Internet website at www.townsquarebank.com. This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that not only compensates senior management but also aligns the interests of senior management with those of our stockholders.

Our goal is to determine appropriate compensation levels that will enable us to meet the following objectives:

•	to attract, retain and motivate an experienced, competent executive management team;
•	to reward the executive management team for the enhancement of stockholder value based on our annual earnings performance and the market price of our stock;
•	to provide compensation rewards that are adequately balanced between short-term and long-term performance goals;
•	to encourage ownership of our common stock through stock-based compensation to all levels of management; and
•	to maintain compensation levels that are competitive with other financial institutions, particularly those in our peer group based on asset size and market area.

The Compensation Committee considers a number of factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of Poage Bankshares, Inc. and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.

The base salary levels for our executive officers are set to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in Poage Bankshares, Inc.’s market area. Comparative salaries paid by other financial institutions are considered in establishing the salary for our executive officers. The Compensation Committee has utilized bank compensation surveys compiled by the America Bankers Association as well as other surveys prepared by trade groups and independent benefit consultants. In setting the base salaries, the Compensation Committee also considers a number of factors relating to the executive officers, including individual performance, job responsibilities, experience level, ability and the knowledge of the position. These factors are considered subjectively and none of the factors are accorded a specific weight.

Audit Committee Report

The Audit Committee has issued a report that states as follows:

•	We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2014;
•	We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication With Audit Committees” as amended; and
•	We have received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Poage Bankshares, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Charles W. Robinson, Chair
Thomas Burnette
Thomas P. Carver II
Everett B. Gevedon
John C. Stewart, Jr.

Transactions With Certain Related Persons

Loans and Extensions of Credit.  Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Federal regulations adopted under this law permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Loans to executive officers must be approved by the full Board of Directors, regardless of amounts, for such purposes as first and second mortgages on primary residences, consumer loans or commercial loans.

Town Square Bank (f/k/a Home Federal Savings and Loan Association) historically made loans to its employees through an employee loan program. Directors, executive officers and Regulation O officers were excluded from this program. The program applied to consumer loans, including automobile loans. Pursuant to this program, Town Square Bank (f/k/a Home Federal Savings and Loan Association) waived the $100 loan processing fee for loans made under the employee loan program. Except for the waived loan processing fee, these loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. Prior to the acquisition, Town Square Bank made loans to directors and officers under the same terms available to customers. Employees who were not subject to Regulation O were eligible through an employee loan program for a one percent (1.00%) reduction in interest rate on consumer loans, and for a waiver of the origination fee on loans on primary residences. The Town Square Bank program has been adopted following the acquisition of Town Square Bank, and the prior employee program of Home Federal Savings and Loan Association has been amended to provide the same benefits.

All loans made by Town Square Bank (f/k/a Home Federal Savings and Loan Association) and all loans made by Town Square Bank prior to the acquisition to their respective directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the respective institution, and did not involve more than the normal risk of collectability of present other unfavorable features.

Other Transactions.  Since the beginning of our last fiscal year, there have been no transaction and there are no currently proposed transactions in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our executive officers and directors had or will have a direct or indirect material interest.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by our Chief Executive Officer and the two next highly compensated officers (“named executive officers”) for the years ended December 31, 2014 and December 31, 2013.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards(1) ($)	Option Awards(1) ($)	All other compensation(2) ($)	Total ($)
Ralph E. Coffman, Jr. President and Chief Executive Officer	2014	211,180	20,930	—	—	15,435	247,545
	2013	205,371	—	224,053	115,000	11,497	555,921
Bruce Van Horn(3) Executive Vice President	2014	154,109	—	—	38,200	7,018	199,327

Miles R. Armentrout Executive Vice President and Chief Credit Officer	2014	152,854	14,420	—	—	7,113	174,387
	2013	144,108	—	142,589	50,000	2,775	339,472

(1)	These amounts represent the aggregate grant date fair value for outstanding restricted stock awards and stock option awards granted during the year indicated computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of restricted stock awards and stock option awards are described in Note 18 of the notes to the consolidated financial statements included in the Poage Bankshares, Inc. Annual Report on Form 10-K for the year ended December 31, 2014. For stock option awards, amounts reported are grant date fair values computed based upon the Black-Scholes option valuation model, which estimated the present dollar value of Poage Bankshares, Inc.’s common stock options at the time of the grant. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by an executive officer will be at or near the value shown above. For restricted stock awards, the amount shown reflects the aggregate grant date fair value of restricted stock awards granted to each named executive officer on April 16, 2013 with a grant date market value of $15.10 per share. Since all grants vest (are earned) at a rate of 20% per year beginning in 2014, none of the named executive officers recognized any income from the awards during 2013.
(2)	For 2014, the amounts in this column reflect what Town Square Bank (f/k/a Home Federal Savings and Loan Association) paid for, or reimbursed, the applicable named executive officer for the various benefits and perquisites as follows:

Name	Board Fees(1) ($)	Dividends on Restricted Stock(2) ($)	Auto Expenses(3) ($)	Insurance(4) ($)	Country Club Dues ($)	Other(5) ($)	Total All Other Compensation ($)
Ralph E. Coffman, Jr.	1,500	2,522	5,077	2,376	3,960	—	15,435
Bruce Van Horn	—	1,605	968	975	2,970	500	7,018
Miles R. Armentrout	—	1,605	—	1,548	3,960	—	7,113

(1)	Represents fees paid for service on the Board of Directors of Poage Bankshares, Inc. and the Board of Directors of Town Square Bank (f/k/a Home Federal Savings and Loan Association).
(2)	Represents dividends paid on non-vested restricted stock awards.
(3)	Represents amount paid for the named executive officer’s use of an automobile.
(4)	Represents imputed income from life insurance premiums paid by Town Square Bank (f/k/a Home Federal Savings and Loan Association).
(5)	Represents cell phone allowance for Mr. Van Horn.
(3)	Amounts reflect payments to Mr. Van Horn from the first date of his employment, March 18, 2014, through December 31, 2014.

Benefit Plans and Agreements

Employment Agreement.  Town Square Bank (f/k/a Home Federal Savings and Loan Association) entered into an employment agreement (the “Agreement”) with Bruce VanHorn, Executive Vice President of Poage Bankshares, Inc. and President of Town Square Bank (“Executive”), dated March 18, 2014. The Agreement has an initial term of three years. Commencing on May 1, 2014 and on each anniversary date thereafter, the Agreement will be extended for a period of one year in addition to the then-remaining term, unless a notice is provided to Executive that the Agreement will not be extended further. The current base salary for Executive is $202,000. In addition to base salary, Executive received a retention bonus of $30,000 on March 18, 2014 and $30,000 on March 18, 2015, and he will be eligible for subsequent retention payments of $30,000 each, provided Executive is employed with Town Square Bank on the following employment dates: March 18, 2016 and March 18, 2017. The Agreement also provides that Executive will be entitled to the continued use of an automobile, with maintenance and insurance coverage provided by Town Square Bank. Town Square Bank will also reimburse or pay Executive amounts sufficient to establish or maintain membership in a country club or any other club or organization that will benefit Town Square Bank. Executive will be entitled to participate in incentive compensation and bonus programs, employee benefit plans, medical, life insurance and disability income plans, retirement, vacation, and expense reimbursement plans and other benefit plans or credit card privileges which Town Square Bank may from time to time have in effect for its senior executives.

Certain events resulting in Executive’s termination or resignation entitle Executive to payments of severance benefits following termination of employment. In the event of Executive’s involuntary termination for reasons other than for cause, change in control or retirement, or in the event Executive resigns during the term of the Agreement following (a) failure to appoint Executive to the executive position set forth in the Agreement, (b) relocation of Executive’s office by more than 20 miles, (c) a material reduction in the benefits or perquisites paid to Executive unless such reduction is part of a reduction that is generally applicable to officers or employees of Town Square Bank, (d) a liquidation or dissolution of Town Square Bank, or (e) a material breach of the Agreement by Town Square Bank, then Executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) one times the sum of (i) the highest rate of base salary paid to Executive at any time, (ii) the highest bonus paid to Executive with respect to the three completed fiscal years prior to the date of termination, and (iii) the remaining retention payments that have not yet been paid. Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment if Executive is a “key employee” under IRS rules. In addition, Executive would be entitled, at no expense to Executive, to the continuation of life insurance and non-taxable medical and dental coverage for one year.

In the event of a change in control of Town Square Bank or Poage Bankshares, Inc. followed by Executive’s involuntary termination other than for cause or retirement, or resignation for one of the reasons set forth above within 18 months thereafter, Executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) three times the sum of (i) the highest rate of base salary paid to Executive at any time, (ii) the highest bonus paid to Executive with respect to the three completed fiscal years prior to the change of control, and (iii) the remaining retention payments that have not yet been paid. In addition, Executive would be entitled, at no expense to Executive, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six months following the termination of employment. In the event payments made to Executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

Upon termination of Executive’s employment, Executive will be subject to certain restrictions on his ability to compete, or to solicit business or employees of Town Square Bank and Poage Bankshares, Inc. for a period of two years following termination of employment. The covenant not to compete will not apply if Executive’s termination of employment occurs after a change in control of Town Square Bank or Poage Bankshares, Inc.

Previously, Messrs. Coffman and Armentrout were parties to employment agreements; however, the agreements have expired.

401(k) Plan.  Town Square Bank (f/k/a Home Federal Savings and Loan Association) participates in the Pentegra Defined Contribution Plan for Financial Institutions, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). Employees who have completed two consecutive months of service and attained the age of 21 will be eligible to participate in the 401(k) Plan.

Under the 401(k) Plan, a participant may elect to defer, on a pre-tax basis, up to 75% of his or her salary in any plan year, subject to limits imposed by the Internal Revenue Code. For 2014, the salary deferral contribution limit is $17,500, provided, however, that a participant over age 50 may contribute an additional $5,500 to the 401(k) Plan. During 2014, Town Square Bank (f/k/a Home Federal Savings and Loan Association) provided an employer matching contribution equal to 50% of a participant’s 401(k) contributions up to 6% of a participant’s annual salary. A participant is always 100% vested in his or her salary deferral contributions and a participant will become 100% vested in employer contributions after completing three years of service. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of a participant’s termination of employment with Town Square Bank.

Defined Benefit Pension Plan.  Town Square Bank (f/k/a Home Federal Savings and Loan Association) participates in the Pentegra Defined Benefit Plan for Financial Institutions, a multi-employer pension plan (the “Pension Plan”). The Pension Plan covers all eligible employees meeting certain service and age requirements that were employed by Town Square Bank (f/k/a Home Federal Savings and Loan Association) prior to January 1, 2007. Effective January 1, 2007, the Pension Plan was amended to provide that employees hired after December 31, 2006 would not be eligible to participate in the Pension Plan. No new or additional benefits accrue under the Pension Plan. During the year ended December 31, 2014, Town Square Bank (f/k/a Home Federal Savings and Loan Association) recognized $51,080 as a pension expense.

Employee Stock Ownership Plan.  In connection with the conversion, Town Square Bank (f/k/a Home Federal Savings and Loan Association) adopted an employee stock ownership plan for eligible employees. Eligible employees who have attained age 21 and completed one year of service will begin participation in the employee stock ownership plan on the later of the effective date of the conversion (December 12, 2011) or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 269,790 shares of common stock issued in the offering. The employee stock ownership plan funded its stock purchase with a $2.7 million loan from Poage Bankshares, Inc., to be repaid over 20 years. The loan will be repaid principally through Town Square Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the 20-year term of the loan. The interest rate for the employee stock ownership plan loan is an adjustable rate equal to the prime rate, as published in The Wall Street Journal, on the first business day of the calendar year, retroactive to January 1 of such year.

The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. A participant will become 100% vested in his or her account balance after completing three years of service. Participants who were employed by Town Square Bank (f/k/a Home Federal Savings and Loan Association) immediately prior to the offering received credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon separation from service. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Town Square Bank records a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants results in a corresponding reduction in Poage Bankshares, Inc.’s earnings.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that had not vested as of December 31, 2014 for each named executive officer.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Ralph E. Coffman, Jr.	11,500	46,000	15.00	5/10/2023	11,871	176,522
Bruce Van Horn	4,000	16,000	14.16	3/18/2024	—	—
Miles R. Armentrout	5,000	20,000	15.00	5/10/2023	7,555	112,343

(1)	Stock options vest at the rate of 20% per year commencing May 21, 2014 (March 18, 2015 for Mr. Van Horn), one year from the date of grant, and continuing on each anniversary thereafter through May 21, 2018 (March 18, 2019 for Mr. Fan Horn), five years from the date of grant.
(2)	Restricted stock vests at the rate of 20% per year commencing April 16, 2014, one year from the date of grant, and continuing on each anniversary thereafter through April 16, 2018.
(3)	Reflects the closing market price of the stock on December 31, 2014 ($14.87) multiplied by the number of shares of restricted stock held by the named executive officer on such date.

Stock Benefit Plan

2013 Equity Incentive Plan.  In January 2013, the Company’s stockholders approved the Poage Bankshares, Inc. 2013 Equity Incentive Plan (the “Equity Incentive Plan”), which provides officers, employees, and directors of Poage Bankshares, Inc. and Town Square Bank (f/k/a Home Federal Savings and Loan Association) with additional incentives to promote the Company’s growth and performance. Most of the companies that the Company competes with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs. By approving the Equity Incentive Plan, the Company’s stockholders have given the Company flexibility needed to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of the Company’s common stock.

The Equity Incentive Plan authorizes the issuance or delivery of up to 472,132 shares of Poage Bankshares, Inc. common stock pursuant to grants of restricted stock awards, incentive stock options, and non-qualified stock options; provided, however, that the maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 337,237 (all of which may be granted as incentive stock options) and the maximum number of shares of stock that may be issued as restricted stock awards is 134,895.

The Equity Incentive Plan is administered by the members of Poage Bankshares, Inc.’s Compensation Committee of the Board of Directors (the “Committee”) who are “Disinterested Board Members,” as defined in the Equity Incentive Plan. The Committee has the authority and discretion to select the persons who will receive awards; establish the terms and conditions relating to each award; adopt rules and regulations relating to the Equity Incentive Plan; and interpret the Equity Incentive Plan. The Equity Incentive Plan also permits the Committee to delegate all or any portion of its responsibilities and powers.

The Company’s employees and outside directors are eligible to receive awards under the Equity Incentive Plan. Awards may be granted in a combination of restricted stock awards, incentive stock options, and non-qualified stock options. The exercise price of stock options granted under the Equity Incentive Plan may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions as determined by the Committee. Stock awards under the Equity Incentive Plan will be granted only in whole shares of common stock. All restricted stock and stock option grants will be subject to conditions established by the Committee that are set forth in the award agreement.

All stock options and restricted stock awards are subject to time-based vesting and vest over a five-year period, with 20% of the awards vesting each year. The recipients of restricted stock awards are entitled to receive the cash dividends paid on all restricted stock awards, whether such awards are vested or not.

Securities Authorized for Issuance Under Stock-Based Compensation Plans

The following table sets forth information as of June 12, 2015 about common stock that may be issued under Poage Bankshares, Inc.’s equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under stock-based compensation plans (excluding securities reflected in first column
Equity compensation plans approved by stockholders(1)	299,500	$14.95	37,737
Equity compensation plans not approved by stockholders	—	—	—
Totals	299,500	$14.95	37,737

(1)	These awards were granted pursuant to the Poage Bankshares, Inc. 2013 Equity Incentive Plan.

Director Compensation

The following table sets forth for the fiscal year ended December 31, 2014 certain information as to the total remuneration we paid to our directors other than to our named executive officers. Information with respect to director compensation paid to directors who are also named executive officers is included above in “— Executive Compensation — Summary Compensation Table.”

Name	Fees earned or paid in cash ($)	Stock awards(1) ($)	Option awards(1) ($)	All other compensation(2) ($)	Total ($)
Darryl Akers.	18,200	—	—	30,368	48,568
Thomas Burnette(3)	15,500	—	—	—	15,500
Thomas P. Carver II	18,950	—	—	1,376	20,326
Everett B. Gevedon	17,900	—	—	2,772	20,672
Daniel King III(4)	—	—	—	—	—
Stuart N. Moore	17,900	—	—	3,408	21,308
Charles W. Robinson	18,400	—	—	3,965	22,365
J. Thomas Rupert(5)	30,500	—	—	3,375	33,875
John C. Stewart, Jr(3)	14,100	—	—	—	14,100

(1)	As of December 31, 2014, each non-employee director, other than Messrs. Burnette, King and Stewart, held 2,400 vested stock option, 9,600 unvested stock options and 8,094 restricted stock awards.
(2)	Represents long term care insurance premiums paid by Town Square Bank (f/k/a Home Federal Savings and Loan Association) on behalf of each director, and for Mr. Akers only, the amount includes $25,934 for consulting services and $2,376 of group life insurance premiums paid by Town Square Bank (f/k/a Home Federal Savings and Loan Association). In addition, the amounts include dividends paid on non-vested restricted stock awards in the amount of $1,376 for each director, except the amount for Messrs. Akers, Burnette, King and Stewart is $459, $0, $0 and 0, respectively.

(3)	Messrs. Burnette and Stewart were appointed as directors on March 19, 2014 in connection with the acquisition of Town Square Financial Corporation and Town Square Bank.
(4)	Mr. D. King was appointed on March 17, 2015 to fill the vacancy created by the death of J. Thomas Rupert, and did not receive any compensation during the year ended December 31, 2014.
(5)	Mr. Rupert passed away in November, 2014. Table includes fees in the amount of $3,000 that were paid to his estate for services performed prior to his passing.

Director Fees

Each person who serves as a director of Poage Bankshares, Inc., other than Messrs. Akers and King, also serves as a director of Town Square Bank and earns director and committee fees in his capacity as a director or committee member of Poage Bankshares and Town Square Bank. However, if a Poage Bankshares meeting immediately precedes or follows a Town Square Bank meeting the directors will only be paid for one meeting. All director fees are paid by Town Square Bank. Each director or committee member is paid only if in attendance in person or by telephone. Employee directors are only paid for special meetings if they are held after 5:00 p.m.

Each director of Town Square Bank is paid a regular monthly meeting fee of $1,400, except that Mr. Rupert received, and Mr. Carver now receives, $2,500 as Chairman of the Board and Mr. Carver received, and Mr. Burnette currently receives, $1,450 as Vice-Chairman of the Board. Each non-employee director receives $500 per committee meeting, except that each non-employee director receives $150 per meeting of the Directors Loan Committee. In addition, each former director of Commonwealth Bank, F.S.B. who serves as a member of the advisory board of Town Square Bank receives a fee of $225 per month, and the former chairman of the board of Commonwealth Bank, F.S.B. receives a fee of $325 per month for service on the advisory board.

Director Plans

Director Supplemental Retirement Plans.  Town Square Bank (f/k/a Home Federal Savings and Loan Association) has purchased insurance policies on the lives of Messrs. Carver, Gevedon, Moore, Robinson and Rupert and has entered into a Director Supplemental Retirement Plan (the “Plan”) with each of Messrs. Carver, Gevedon, Moore, Robinson and Rupert. The insurance policies are owned by Town Square Bank (f/k/a Home Federal Savings and Loan Association), which paid each premium due on the policies in a single lump sum. The amount of the premiums paid for the life insurance policies was $220,000 $60,845, $121,000, $115,504 and $132,030, respectively, on behalf of Messrs. Carver, Gevedon, Moore, Robinson and Rupert. Under the Director Supplemental Retirement Plans, upon a director’s death, the director’s beneficiary will be paid a death benefit equal to the director’s accrued liability retirement plan, as defined in the plan. In the event of the directors’ deaths as of December 31, 2014, the beneficiaries of Messrs. Carver, Gevedon, Moore and Robinson would receive a death benefit of approximately $62,659, $23,452, $22,743 and $105,194, respectively. Upon Mr. Rupert’s passing in November, 2014, $107,578 was paid to Mr. Rupert’s beneficiary pursuant to the terms of the plan.

In the event Messrs. Carver, Gevedon, Moore and Robinson remain in the service of Town Square Bank until normal retirement age (age 70), each shall receive an annual benefit payable over thirteen years (fourteen years for Mr. Robinson) in monthly installments commencing thirty (30) days following the date of the director’s retirement. In the event a director terminates employment following a change in control, then the director shall receive the benefits as if the director had attained normal retirement age. In the event of a termination of employment following a change in control as of December 31, 2014, Messrs. Carver, Gevedon, Moore and Robinson would receive, beginning at normal retirement age (as defined in the plan), amounts specified in an exhibit to each director’s agreement, which provides for different payment amounts in different years. The first year’s payment amounts are $13,327, $12,921, $8,655 and $11,832, respectively, which would be payable for up to thirteen years (fourteen for Mr. Robinson).

PROPOSAL II — ADVISORY (NON-BINDING) VOTE
ON EXECUTIVE COMPENSATION

The compensation of certain executive officers with respect to whom compensation is required to be disclosed pursuant to applicable Securities and Exchange Commission regulations (the “Named Executive Officers”) is described above under “Executive Compensation.” Stockholders are urged to read the “Executive Compensation” section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with recently adopted changes to Section 14A of the Exchange Act, stockholders are being asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory (non-binding) resolution:

“RESOLVED, that the stockholders of Poage Bankshares, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the “Executive Compensation” section of the Proxy Statement.”

This advisory vote, commonly known as a “say-on-pay” advisory vote, gives stockholders the opportunity to endorse or not endorse the Company’s executive pay program. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue with our stockholders on executive compensation and other important governance topics and encourage all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs. At the Company’s 2013 annual meeting of stockholders, the stockholders of the Company adopted a non-binding resolution that the “say-on-pay” vote would be conducted every year. Accordingly, the Board of Directors presents the “say-on-pay” advisory vote to the stockholders on an annual basis. The “say-on-pay” advisory vote will next be presented to the stockholders at the 2016 annual meeting of stockholders.

The Board of Directors recommends a vote “FOR” the approval of the advisory (non-binding) resolution.

PROPOSAL III — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of Poage Bankshares, Inc. has approved the engagement of Crowe Horwath LLP to be our independent registered public accounting firm for the year ending December 31, 2015, subject to the ratification of the engagement by our stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Crowe Horwath LLP for the year ending December 31, 2015. A representative of Crowe Horwath LLP is expected to attend the annual meeting and may respond to appropriate questions and make a statement if he or she so desires.

Even if the engagement of Crowe Horwath LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Poage Bankshares, Inc. and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe Horwath LLP during the years ended December 31, 2014 and December 31, 2013.

	Year Ended December 31, 2014	Year Ended December 31, 2013
Audit Fees	$78,000	$89,950
Audit-Related Fees	$101,911	$2,389
Tax Fees	$—	$—
All Other Fees	$—	$1,500

Audit Fees.  Audit fees represent the aggregate fees billed to us for professional services rendered for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements.

Audit Related Fees.  There were no audit-related fees billed to us during the year ended December 31, 2014. Audit-related fees billed to us during the year ended December 31, 2013 were for services rendered in connection with accounting for our ESOP allocation and loan repayment.

Tax Fees.  There were no fees billed to us for professional services rendered for tax preparation, tax consultation and tax compliance during the years ended December 31, 2014 or December 31, 2013.

All Other Fees.  Other fees billed to us during the years ended December 31, 2014 and December 31, 2013 were for advice related to the acquisition of Town Square Financial Corporation and Town Square Bank and to the acquisition of Commonwealth Bank, F.S.B.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax compliance services and tax advice rendered, is compatible with maintaining the independence of Crowe Horwath LLP. The Audit Committee concluded that performing such services does not affect the independence of Crowe Horwath LLP in performing its function as our independent registered public accounting firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit-related fees and all other fees described above were approved as part of our engagement of Crowe Horwath LLP.

The Board of Directors recommends a vote “FOR” the ratification of Crowe Horwath LLP as independent registered public accounting firm for the year ending December 31, 2015.

STOCKHOLDER PROPOSALS AND NOMINATIONS

In order to be eligible for inclusion in the proxy materials for our 2016 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Poage Bankshares, Inc.’s executive office, 1500 Carter Avenue, Ashland, Kentucky 41101, no later than February [•], 2016, which is 120 days prior to the first anniversary of the date we expect to mail these proxy materials. If the date of the 2016 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

In order to be considered at our 2016 Annual Meeting of Stockholders, but not included in proxy materials, a stockholder proposal to take action at such meeting or a director nomination must be received at our executive office not more than 90 days and not less than 80 days prior to the date of such meeting; provided, that if less than 90 days’ notice of such meeting is given to stockholders, such stockholder proposal must be received at our executive office not later than the 10th day following the date on which notice of such meeting was mailed to stockholders or was otherwise disclosed in a press release reported by a nationally recognized news service, in a document publicly filed or furnished with the Securities and Exchange Commission, or on our website.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter: (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the books of Poage Bankshares, Inc. and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

A notice with respect to director nominations must include (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of Poage Bankshares, Inc.; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of our Bylaws (see “Meetings of the Board of Directors — Nominating Committee”); (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on Poage Bankshares, Inc.’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Poage Bankshares, Inc. Poage Bankshares, Inc. will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Poage Bankshares, Inc. may solicit proxies personally or by telephone without additional compensation.

A COPY OF POAGE BANKSHARES, INC.’S 2014 ANNUAL REPORT TO STOCKHOLDERS WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, 1500 CARTER AVENUE, ASHLAND, KENTUCKY 41101 OR BY CALLING (606) 324-7196.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Poage Bankshares, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2014 Annual Report to Stockholders are each available on the Internet at www.proxydocs.com/pbsk.

BY ORDER OF THE BOARD OF DIRECTORS

James W. King
Secretary

Ashland, Kentucky
June [•], 2015

Preliminary Proxy Statement — Subject to Completion

APPENDIX A

INFORMATION CONCERNING PARTICIPANTS
IN POAGE BANKSHARES, INC.’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Officers and Employees”) identify the name and business address of our directors and director nominees, and the name, present principal occupation, and business address of our officers and employees who, under the rules of the Securities and Exchange Commission (the “SEC”), are considered to be participants in our solicitation of proxies from our stockholders in connection with our 2015 Annual Meeting of Stockholders.

Directors and Nominees

The principal occupations of our directors and director nominees who are considered participants in our proxy solicitation are set forth above under the caption “Proposal 1 — Election of Directors” in this proxy statement. The name and address of the organization of employment of our directors and director nominees are as follows:

Name	Business Address
Ralph E. Coffman	c/o Poage Bankshares, Inc. 1500 Carter Avenue, Ashland, Kentucky 41101
Darryl E. Akers	c/o Poage Bankshares, Inc. 1500 Carter Avenue, Ashland, Kentucky 41101
Thomas Burnette	c/o Poage Bankshares, Inc. 1500 Carter Avenue, Ashland, Kentucky 41101
Thomas P. Carver II	c/o Poage Bankshares, Inc. 1500 Carter Avenue, Ashland, Kentucky 41101
Everett B. Gevedon	c/o Poage Bankshares, Inc. 1500 Carter Avenue, Ashland, Kentucky 41101
Daniel King III	c/o Poage Bankshares, Inc. 1500 Carter Avenue, Ashland, Kentucky 41101
Stuart N. Moore	c/o Poage Bankshares, Inc. 1500 Carter Avenue, Ashland, Kentucky 41101
Charles W. Robinson	c/o Poage Bankshares, Inc. 1500 Carter Avenue, Ashland, Kentucky 41101
John C. Stewart, Jr.	c/o Poage Bankshares, Inc. 1500 Carter Avenue, Ashland, Kentucky 41101

Officers and Employees

The principal occupations of our officers and employees who are considered participants in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with us, and the business address for each person is Poage Bankshares, Inc., 1500 Carter Avenue, Ashland, Kentucky 41101.

Name	Principal Occupation
Jane Gilkerson	Executive Vice President and Chief Financial Officer
Miles R. Armentrout	Executive Vice President and Chief Credit Officer
James W. King	Executive Vice President, Chief Information Officer and Secretary
Bruce Van Horn	Executive Vice President
Jeffery W. Clark	Senior Vice President and Controller

Information Regarding Ownership of Poage Bankshares, Inc. Securities by Participants

The number of shares of our common stock held by our directors, director nominees, officers, employees who are participants in the proxy solicitation, and each associate (as defined under Rule 14a-1(a) of the Securities Exchange Act of 1934) of these individuals, as of June 12, 2015 is included above under the caption “Voting Securities and Principal Holders” in this proxy statement.

1

Information Regarding Transactions in Poage Bankshares, Inc. Securities by Participants

The following table provides information regarding purchases and sales of our common stock by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the two years prior to June 12, 2015, including the dates on which such shares were purchased or sold and the amount purchased or sold on such dates. Unless otherwise indicated, all transactions were conducted in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares are represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding the shares.

Name	Date	Number of Shares of Common Stock	Transaction Description
Ralph E. Coffman, Jr.	4/16/2013	14,838	5
	5/21/2013	57,500	6
	11/21/2013	700	1,3
	11/21/2013	531	1,3
	11/22/2013	190	1,3
	11/23/2013	79	1,3
	12/22/2014	1,177	10
	4/27/2015	1,203	10
Darryl E. Akers	4/16/2013	2,698	5
	5/21/2013	12,000	6
Thomas Burnette	3/18/2014	61,715	9
	3/31/2014	10,000	2
	5/29/2015	493	11
Thomas P. Carver II	4/16/2013	8,094	5
	5/21/2013	12,000	6
	12/24/2013	104	1
	3/6/2014	202	1
Everett B. Gevedon	4/16/2013	8,094	5
	5/21/2013	12,000	6
Daniel King III	3/18/2014	7,090	9
	3/18/2014	198	3,9
	5/31/2015	493	11,12
Stuart N. Moore	4/16/2013	8,094	5
	5/21/2013	12,000	6
	11/22/2013	500	1
	11/26/2013	49	1
	11/29/2013	451	1
	3/14/2014	200	1
	6/2/2014	500	1
	11/18/2014	350	1
	1/12/2015	500	1
	1/20/2015	500	1
	5/29/2015	493	11
Charles W. Robinson	4/16/2013	8,094	5
	5/21/2013	12,000	6
	3/14/2013	1,500	1
	5/29/2015	493	11

2

Name	Date	Number of Shares of Common Stock	Transaction Description
John C. Stewart, Jr.	2/28/2014	500	1,7
	3/18/2014	11,644	7,9
	3/18/2014	23,289	7,9
	3/31/2014	11,460	2,8
	3/31/2014	10,000	2,7
	5/29/2015	493	11
Jane Gilkerson	3/18/2014	34	9
	3/18/2014	2,854	3,9
Miles R. Armentrout	4/16/2013	9,443	5
	5/21/2013	25,000	6
	12/22/2014	1,889	10
	4/27/2015	788	10
James W. King	4/16/2013	9,443	5
	5/21/2013	25,000	6
	5/28/2014	800	1
	5/29/2014	200	1
	12/22/2014	790	10
	1/20/2015	648	10
Bruce Van Horn	3/18/2014	18,450	9
	3/18/2014	5,805	3,9
	3/18/2014	20,000	6
Jeffery W. Clark	4/16/2013	9,443	5
	5/21/2013	12,250	6

1.	Purchase in the open market; direct ownership unless otherwise noted.
2.	Purchase in privately negotiated transaction; direct ownership unless otherwise noted.
3.	Acquisition of shares under IRA.
4.	Acquisition of shares under 401(k).
5.	Restricted stock award.
6.	Stock option grant.
7.	Shares held in trust.
8.	Shares held by controlled entity.
9.	Acquired in exchange for shares of Town Square Financial Corporation; direct ownership unless otherwise noted.
10.	Withheld to pay taxes pursuant to the Poage Bankshares, Inc. 2013 Equity Incentive Plan.
11.	Acquired in the offering of shares conducted in connection with the acquisition of Commonwealth Bank, F.S.B.; direct ownership unless otherwise noted.
12.	Shares owned by or co-owned with spouse.

3

Miscellaneous Information Concerning Participants

Except as described in this Appendix A or otherwise disclosed in this proxy statement, to the best of our knowledge, no participant, or any of his or her associates (as defined under Rule 14a-1(a) of the Securities Exchange Act of 1934), beneficially owns any shares of our common stock or other securities of Poage Bankshares, Inc. or the Bank. Furthermore, except as described above under the caption “Transactions With Certain Related Persons” in this proxy statement to the best of our knowledge, no participant or any of his or her associates, is either a party to any transactions or series of transactions since the beginning of our last fiscal year, or any currently proposed transaction or series of transactions in which (i) we or any of our subsidiaries are or are to be a party, (ii) the amount involved exceeds $120,000, and (iii) any participant, or any of his or her associates, had or will have a direct or indirect material interest.

To the best of our knowledge, except as described in this Appendix A or as otherwise disclosed in this proxy statement, no participant, or any of his or her associates, has entered into any agreement or understanding with any person regarding any future employment by Poage Bankshares, Inc. or any of its affiliates or any future transactions to which Poage Bankshares, Inc. or any of its affiliates will or may be a party. Except as described above under the caption “Transactions With Certain Related Persons” in this proxy statement, to the best of our knowledge, no participant is a party to any contract, arrangement, or understanding with any person with respect to any securities of Poage Bankshares, Inc., including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Appendix A or as otherwise disclosed in this proxy statement, to the best of our knowledge, no participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at our Annual Meeting of Stockholders.

No participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

4

Preliminary Proxy Statement – Subject to Completion

PROXY CARD

POAGE BANKSHARES, INC.

PROXY FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

The undersigned acknowledges receipt from Poage Bankshares, Inc. prior to the execution of this proxy of a Notice of the Meeting, a proxy statement dated June [●], 2015, and the 2014 Annual Report to Stockholders on Form 10-K. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Signature Date

Signature (if held jointly) Date

Title if a corporation, partnership or other entity

▲FOLD HERE - PLEASE DO NOT TEAR▲

THIS WHITE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE WHITE PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. THIS WHITE PROXY MAY BE REVOKED BY SENDING WRITTEN NOTICE TO THE SECRETARY OF POAGE BANKSHARES, INC. AT THE ADDRESS SET FORTH ON THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, OR BY THE FILING OF A LATER PROXY PRIOR TO A VOTE BEING TAKEN ON A PARTICULAR PROPOSAL AT THE MEETING. SHOULD THE UNDERSIGNED BE PRESENT AND ELECT TO VOTE IN PERSON AT THE MEETING OR AT ANY ADJOURNMENT THEREOF AND AFTER NOTIFICATION TO THE SECRETARY OF POAGE BANKSHARES, INC. AT THE MEETING OF THE STOCKHOLDER'S DECISION TO TERMINATE THIS PROXY, THEN THE POWER OF SAID ATTORNEYS AND PROXIES SHALL BE DEEMED TERMINATED AND OF NO FURTHER FORCE AND EFFECT. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE MEETING.

YOUR VOTE IS IMPORTANT! PLEASE TAKE THE TIME TO VOTE USING ANY OF THE THREE SIMPLE METHODS DESCRIBED BELOW:

1. Internet: Log on to **www.proxypush.com/pbsk**. Make sure to have this proxy card available when you plan to vote your shares. You will need the control number and check digit found in the box at the right at the time you execute your vote.
2. Touchtone Phone: Simply dial toll-free (855) 745-7619 and follow the automated instructions. Please have this proxy card available at the time of the call.
3. Mail: Simply sign, date, and complete the reverse side of this proxy card and PROMPTLY return it in the postage paid envelope provided.

Control Number:

TAGID: [SCANNER BARCODE]

PROXY CARD

POAGE BANKSHARES, INC.

PROXY FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF YOUR COMPANY'S BOARD OF DIRECTORS.

The undersigned hereby appoints the official proxy committee, consisting of all members of the Board of Directors who are not standing for election at the Annual Meeting, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at Ashland Community & Technical College, Technology Conference Room, 1400 College Drive, Ashland, Kentucky 41101 on July 21, 2015, at 10:00 a.m., local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK. Example: ☒

PROPOSALS:

	FOR	WITHHOLD	FOR ALL EXCEPT
1. The election of Darryl E. Akers, Thomas P. Carver and Daniel King III, each to serve for a three-year term. **INSTRUCTION:** To withhold your vote for one or more nominees, mark "For All Except" and write the name(s) of the nominee(s) on the line(s) below.	☐	☐	☐

____

____

____

	FOR	AGAINST	ABSTAIN
2. The advisory (non-binding) approval of the Company's executive compensation as described in the Proxy Statement ("say on pay").	☐	☐	☐
3. The ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015.	☐	☐	☐

The Board of Directors recommends a vote "FOR" each of Proposal 1, Proposal 2 and Proposal 3.

THIS WHITE PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS WHITE PROXY WILL BE VOTED FOR EACH OF PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3 ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE CHECK IF YOU ARE PLANNING TO ATTEND THE MEETING ☐

TAGID: [SCANNER BARCODE]